EXHIBIT 10.1
  AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is by and between Unico American Corporation (“Company”) and Cary L. Cheldin (“Emp1oyee”):

A.  Paragraph 1 of the Employment Agreement between the Company and Employee which was effective as of December 15, 2007 (“Employment Agreement”) is amended in its entirety to read as follows:

1.          EMPLOYMENT.  Company shall employ Employee as Chairman of the Board, President & Chief Executive Officer of Company.  Employee shall provide to Company the following services: Duties as needed including day to day management of Company and its subsidiaries; and serve as President, Vice President or other officer of all Company subsidiaries, as required by Company.  Employee accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of Company by Company’s Board of Directors.  This Employment Agreement supersedes all prior Employment Agreements between the parties hereto.

B.  Paragraph 6 of the Employment Agreement is amended in its entirety to read as follows:

6.          TERM/TERMINATION.  Employee’s employment under this Agreement shall be for a term beginning on April 1, 2009 and ending December 31, 2013. Notwithstanding the foregoing, this Agreement may be terminated at any time by Company for Cause or by Employee for other than breach of this Agreement by the Company upon thirty days written notice. This Agreement may also be terminated by Company without Cause upon thirty days written notice or by the Employee at any time on account of the breach of this Agreement by Company; however, in either of such events, subject to the limitation described in Section 3.6, the Company shall pay Employee, as and in the manner provided in Section 3.4, all salary, bonuses and benefits as provided herein for the remainder of the term of this Agreement.

C. This Amendment is effective April 1, 2009.

D. All other terms and conditions of the Employment Agreement remain unchanged.

COMPANY:
Unico American Corporation

By  /s/  Lester A. Aaron                                                          Date:   April 1, 2009
Lester A. Aaron, Treasurer & Chief Financial Officer

EMPLOYEE:

/s/  Cary L. Cheldin                                                                  Date:  Aporil 1, 2009
Cary L. Cheldin